Exhibit 99.1

                BFC Financial Corporation Declares Stock Dividend


     FORT  LAUDERDALE,  FL, May 22, 2003 - BFC  Financial  Corporation  (NASDAQ:
BFCF) announced today that its Board of Directors has declared a fifteen percent (15%) common stock dividend payable in Class A Common Stock to BFC Financial Corporation Class A (NASDAQ: BFCF) and Class B (OTCBB: BFCFB) common stockholders of record on Tuesday, June 3, 2003. The stock dividend will be payable on June 17, 2003.

About BFC Financial Corporation:

BFC Financial Corporation (NASDAQ: BFCF) is a unitary savings bank holding company as a consequence of its ownership of 13.2 million shares of BankAtlantic Bancorp.

BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic, Levitt Corporation, and Ryan Beck & Co. Through these subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking, brokerage and investment banking, and real estate development.

To receive future news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on www.BFCFinancial.com

For further information, please visit our websites:
www.BFCFinancial.com
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www.BankAtlanticBancorp.com
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www.BankAtlantic.com
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www.LevittandSons.com
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www.CoreCommunities.com
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www.LevittCommercial.com
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www.RyanBeck.com
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www.GMSgroup.com
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BFC Financial Corporation Contact Information:
Cenia Gilbert
Telephone:  (954) 760-5200
Email:  Info@BFCFinancial.com